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                                                                    Exhibit 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (333-65073) on Form S-8 of Southwest Securities Group, Inc. of our report dated July 27, 1999, except as to the second paragraph of note 19 to the consolidated financial statements which is as of August 6, 1999 and note 18 to the consolidated financial statements which is as of August 10, 1999, relating to the consolidated statements of financial condition of Southwest Securities Group, Inc. and subsidiaries as of June 25, 1999 and June 26, 1998, and the related consolidated statements of income and comprehensive income, stockholders' equity, and cash flows for each of the years in the three-year period ended June 25, 1999, and related financial statement schedule, which report appears in the June 25, 1999 Annual Report on Form 10-K of Southwest Securities Group, Inc.


                                                       KPMG LLP


Dallas, Texas
April 7, 2000